UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David W. Gryska, Director

On March 5, 2014, the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) appointed David W. Gryska as a Class I director of the Company. The appointment was effective immediately.

Mr. Gryska, age 57, is an independent consultant. He served as Chief Operating Officer and a director of Myrexis, Inc., a biotechnology company, from May 2012 to December 2012. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young (EY). During his eleven years at EY, he focused on technology industries, with an emphasis on biotechnology and healthcare companies.

Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University. He also serves on the Boards of Directors of Seattle Genetics, Aerie Pharmaceuticals and Argos Therapeutics.

In connection with Mr. Gryska’s appointment to the Board, on March 6, 2014, Mr. Gryska received a restricted stock grant with a value equal to $50,000, based on the closing price of the Company’s common stock that day. The restricted stock will vest on the first anniversary of the grant date so long as Mr. Gryska continues to serve on the Board. During the vesting period, Mr. Gryska has the right to vote the restricted stock and to receive any dividends or distributions paid on the restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting condition or March 15th of the year following the payment of such dividend or distribution. Mr. Gryska will also receive the cash compensation payable to our non-employee directors for attendance at board and committee meetings pursuant to the Company’s non-employee director compensation policy.

Item 8.01 Other Events.

On March 10, 2014, the Company issued a press release announcing Mr. Gryska’s appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: March 10, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release